UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 29, 2014

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2014, the Board of Directors of Trinity Capital Corporation ("Trinity") announced its appointment on May 29, 2014 of John S. Gulas as Chief Executive Officer and President of Trinity and Chief Executive Officer of Trinity's subsidiary, Los Alamos National Bank ("LANB") effective immediately.  At meetings of the Boards of Trinity and LANB held on May 29, 2014, Mr. Gulas was also appointed as a director on the Trinity and LANB Boards of Directors effective immediately. Prior to Mr. Gulas' appointment, the Board increased the size of the Trinity and LANB Boards from eight to nine members, and appointed Mr. Gulas to fill the subsequent vacancy.  Mr. Gulas has not been named to any committees of either Board.

Mr. Gulas, 55, served as President and Chief Executive Officer of Farmers National Banc Corporation ("Farmers") in Canfield, Ohio from July 2010 to October 2013 and a as member of Farmers' Board of Directors from July 2010 until March  2014.  From July 2008 to July 2010, Mr. Gulas served as Farmers' Chief Operating Officer. From 2005 to 2007, Mr. Gulas was President and Chief Executive Officer of Sky Trust Co., N.A.  Mr. Gulas has over 26 years of banking experience, including executive roles with Wachovia and Key Bank. Mr. Gulas has also been an active member of numerous community and civic boards.  Mr. Gulas received his Bachelors of Arts degree from Youngstown State University and his Juris Doctor degree from The University of Toledo.

Mr. Gulas does not have a direct or indirect material interest in any transaction with Trinity or LANB required to be disclosed pursuant to item 404(a) of Regulation S-K. There is also no arrangement or understanding between Mr. Gulas and any other person pursuant to which Mr. Gulas was selected for his positions.  Mr. Gulas is not related to any other director or executive officer of Trinity or LANB.

The Board anticipates entering into a two-year employment agreement with Mr. Gulas in the near term which will be reported in a Current Report on Form 8-K upon execution.  Mr. Gulas' annual cash base salary as President and Chief Executive Officer of Trinity and Chief Executive Officer of LANB will be $400,000, and he will participate in the benefit plans currently available to LANB employees.  Mr. Gulas is eligible to receive cash and stock incentives at the discretion of the Board.

A copy of the press release dated May 29, 2014, announcing the hiring of Mr. Gulas is filed with this Form 8-K as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure

On May 29, 2014, Trinity sent a letter to its shareholders discussing recent events at Trinity, including the hiring of John S. Gulas as Chief Executive Officer and the status of Trinity's financial statements for the years 2010, 2011 and 2012.  The letter to the shareholders is attached hereto as Exhibit 99.2 and is furnished with this Form 8-K.

Certain statements contained in the attached letter to shareholders that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act.  These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These statements, which are based on certain assumptions and estimates, describe Trinity's expectations and can generally be identified by the use of the words "may," "will," "should," "could," "estimate," "expect," and similar expressions., These forward-looking statements may include statements relating to Trinity's anticipated financial performance, financial condition and credit quality, as well as any other statements that are not historical facts.

Item 9.01.	Financial Statements and Exhibits
	(d)	Exhibits
		99.1	Trinity Capital Corporation Press Release dated May 29, 2014
		99.2	Trinity Capital Corporation letter to Shareholders dated May 29, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION
Dated: May 29, 2014	By:	/s/ Daniel R. Bartholomew
Daniel R. Bartholomew